UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Apollo Infrastructure Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56561	92-3084689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 515-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 9, 2026, certain indirect subsidiaries (collectively, the “Borrowers”) of Apollo Infrastructure Company LLC (the “Company”) as borrowers and certain indirect subsidiaries of the Company as subsidiary guarantors entered into that certain first amendment and lender joinder to revolving credit agreement (the “Amendment and Joinder”), amending that certain revolving credit agreement, dated as of January 12, 2026 (as amended, the “Agreement”), with Sumitomo Mitsui Banking Corporation, as administrative agent, letter of credit issuer and lead arranger, and U.S. Bank Trust Company, National Association, as collateral trustee, and the lenders from time to time party thereto.

Pursuant to the Amendment and Joinder, the credit available to the Borrowers under the Agreement was increased by $300 million to an aggregate principal amount of $800 million. The Agreement continues to include an uncommitted accordion feature that allows the Borrowers to request an increase in the lender commitments in minimum increments of $25 million. The Agreement will mature on January 12, 2029, unless extended or unless there is an earlier termination or an acceleration following an Event of Default (as defined in the Agreement).

Except as described above, the material terms of the Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Infrastructure Company LLC

Date:	October 16, 2026	By:	/s/ Yvette Novo
Name: Yvette Novo Title: Chief Financial Officer